UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 16, 2005

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU US HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-11668	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

TXU ELECTRIC DELIVERY COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03 apply to TXU Corp. (the “Company”), TXU Energy Company LLC (“Energy Holdings”), TXU US Holdings Company (“US Holdings”) and TXU Electric Delivery Company (“Delivery”). Item 5.02 is being filed by the Company and shall not be deemed filed or furnished by Energy Holdings, US Holdings or Delivery.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 12, 2005, Delivery and Energy Holdings entered into a $1,000,000,000 Revolving Credit Agreement with Citibank, N.A., JPMorgan Chase Bank, N.A., Calyon New York Branch, Deutsche Bank AG New York Branch, Wachovia Bank, National Association and certain other lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for a $1 billion three-year revolving credit facility which may be used for working capital and other general corporate purposes, including letters of credit and the making of advances to affiliates.

Total borrowings and letters of credit under the Credit Agreement may not exceed $1 billion, of which no more than $800 million may be outstanding to Delivery. The facility will expire on August 12, 2008, at which time all outstanding amounts under the facility will be due and payable and outstanding letters of credit will expire.

Rates for borrowing under the Credit Agreement for each of Energy Holdings and Delivery are dependent on their respective credit ratings and are based, at the applicable borrower’s election, upon whether the borrowing is a Eurodollar loan or an Alternate Base Rate loan. Eurodollar loans will bear interest at a rate per annum of LIBO plus an applicable margin ranging from 0.275% to 0.800%, depending on the credit ratings of the borrower. Alternate Base Rate loans will bear interest at a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the federal funds rate plus 1/2 of 1% and (ii) the prime rate. If, during any period, more than 50% of the commitments with respect to the facility are outstanding, the interest rate per annum under either an Alternate Base Rate loan or a Eurodollar loan will be increased during such period by a utilization fee equal to a rate per annum of 0.125%. Based on Energy Holdings’ current credit ratings, its Eurodollar loans will bear interest at LIBO plus 0.575%, and its Alternate Base Rate loans will bear interest at a rate per annum equal to the greater of (i) the federal funds rate plus 1/2 of 1% or (ii) the prime rate. Based on Delivery’s current credit ratings, its Eurodollar loans will bear interest at LIBO plus 0.575%, and its Alternate Base Rate loans will bear interest at a rate per annum equal to the greater of (i) the federal funds rate plus 1/2 of 1% or (ii) the prime rate.

Under the terms of the Credit Agreement, Energy Holdings has agreed to pay the lenders a facility fee on a quarterly basis. The facility fee rate is dependent on the lower credit rating of either Energy Holdings or Delivery and ranges from a rate per annum equal to 0.1% to 0.2% of total commitments under the Credit Agreement. Based on Energy Holdings’ and Delivery’s current credit ratings, the facility fee rate would be 0.175% per annum. In addition, each of Energy Holdings and Delivery has agreed to pay a fronting fee and a letter of credit fee with respect to letters of credit issued for its account. The fronting fee is equal to 0.125% of the stated amount of each letter of credit. The letter of credit fee is based on the face amount of the letter of credit calculated at a rate per annum equal to 0.275% to 0.800% depending on the applicable borrower’s credit ratings. Based on Energy Holdings’ and Delivery’s current credit ratings, the letter of credit fee would be 0.575% per annum.

The Credit Agreement contains usual and customary covenants for credit facilities of this type, including covenants limiting liens, mergers and substantial asset sales or acquisitions. The Credit Agreement provides that the ratio of consolidated earnings available for fixed charges to consolidated fixed charges (as both terms are defined in the Credit Agreement) as of the end of each quarter of each fiscal year for Energy Holdings and Delivery be no less than 2.00 to 1.00 and 1.75 to 1.00, respectively. In addition, ratios of consolidated senior debt to consolidated total capitalization (as both terms are defined in the Credit Agreement) as of the end of each quarter of each fiscal year of Energy Holdings and Delivery shall not be greater than 0.60 to 1.00 and 0.65 to 1.00, respectively. Each of Energy Holdings and Delivery makes such covenants independently, and a breach by one does not constitute a breach by the other.

In the event of a default by Energy Holdings or Delivery under the Credit Agreement, including cross-defaults of Energy Holdings or Delivery relating to indebtedness in a principal amount in excess of $50 million of such borrower or its subsidiaries, the lenders may terminate the commitments made under the Credit Agreement with respect to the defaulting borrower, declare the amount with respect to the defaulting borrower outstanding, including all accrued interest and unpaid fees, payable immediately, and enforce any and all rights and interests created and existing under the Credit Agreement with respect to such defaulting borrower, including all rights of set-off and all other rights available at law.

With respect to the other parties to the Credit Agreement, each of Energy Holdings and Delivery has or may have had customary banking relationships based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services. None of these services are material to Energy Holdings or Delivery individually or in the aggregate with respect to any individual party.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is incorporated by reference as Exhibit 10.1 hereto.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information described in Item 1.01 is hereby incorporated by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 16, 2005, the Company named James A. Burke, 36, Chairman, President and Chief Executive Officer of TXU Energy, Energy Holdings’ retail business, and Michael T. McCall, 48, Chairman, President and Chief Executive Officer of TXU Wholesale, Energy Holdings’ business that optimizes the purchases and sales of energy for generation and retail businesses in the competitive wholesale market. Both Mr. Burke and Mr. McCall have been named to the Company’s Senior Leadership Team and will report directly to C. John Wilder, the Company’s Chairman and Chief Executive Officer.

Prior to his appointment as Chairman, President and Chief Executive Officer of TXU Energy, Mr. Burke served as Senior Vice President, Consumer Markets for TXU Energy. From October 2003 to October 2004, Mr. Burke served as the President and Chief Operating Officer of Gexa Energy, a competitive retail electric provider in Texas. Prior to his employment with Gexa Energy, Mr. Burke served as SVP Customer Operations, Reliant Energy from March 2002 through September 2003, and prior to that served as Vice-President, Residential Marketing for Reliant Energy from March 2000 to February 2002. Mr. Burke’s prior experience also includes finance and business development roles with The Coca-Cola Company and management consulting with Deloitte & Touche Consulting.

Prior to his appointment as Chairman, President and Chief Executive Officer of TXU Wholesale, Mr. McCall served as Senior Vice President, Environmental, Fuels and Safety for TXU Power, Energy Holdings’ power generation business. From March 2003 to October 2004, Mr. McCall served as President of TXU Gas Company. From June 1999 until February 2003, Mr. McCall served as Vice President, Regulatory Affairs for the Company. Including such service, Mr. McCall has been employed at the Company or its subsidiaries in various positions for 25 years.

Mr. Burke is employed by Energy Holdings pursuant to the terms of an Employment Agreement, dated October 11, 2004. Under the terms of the agreement, Mr. Burke’s base salary is currently $275,000, he is eligible for an annual target bonus under the Company’s Annual Incentive Plan of 50% of his base salary, and he is entitled to receive annual performance awards under the Company’s long-term incentive compensation plan with a minimum value of $400,000. On October 11, 2005, if Mr. Burke is employed by Energy Holdings, Energy Holdings will pay Mr. Burke $50,000 as a deferred starting bonus. Mr. Burke is eligible to participate in all of the Company’s employee benefit plans to the extent he is qualified to do so by virtue of his employment. The initial term of the agreement is three years; provided that the term shall be automatically renewed for successive one-year terms following the expiration of the three-year term unless either party provides the other party with notice not to extend the term of the agreement.

Under the terms of the agreement, Mr. Burke is entitled to certain severance benefits if the agreement is not renewed by either the Company or Mr. Burke, including a one-time lump sum payment equal to 1.5 times the sum of Mr. Burke’s then annual base salary and his annualized target bonus, a payment equal to a prorated target bonus and the payment of certain relocation expenses. The agreement also provides for certain compensation upon the expiration of the term of the Agreement, including non-forfeiture of certain outstanding long-term incentive compensation awards, health care benefits and a tax gross-up payment for certain excise taxes arising from such payments. Under the terms of the agreement, Mr. Burke is entitled to certain severance benefits in the event he is terminated “Without Cause” (as defined in the agreement) or he resigns his employment for “Good Reason” (as defined in the agreement), including a one-time lump sum payment equal to 1.5 times the sum of Mr. Burke’s then annual base salary and his annualized target bonus, a payment of any unpaid starting bonus, a payment equal to a prorated target bonus, a payment in lieu of certain forfeited incentive compensation, non-forfeiture of certain outstanding long-term incentive compensation awards, health care benefits, a tax gross-up payment for certain excise taxes arising from such severance payments and payment of certain relocation expenses. The agreement also provides for certain compensation upon Mr. Burke’s death or disability, including a one-time lump sum payment equal to 1.5 times the sum of Mr. Burke’s then annual base salary and his annualized target bonus, a payment equal to a prorated target bonus, non-forfeiture of certain outstanding long-term incentive compensation awards, health care benefits, a tax gross-up payment for certain excise taxes arising from such severance payments and payment of certain relocation expenses. Under the terms of the agreement, if Mr. Burke’s employment is terminated by Energy Holdings Without Cause or Mr. Burke resigns his employment with Energy Holdings with Good Reason in either case within 24 months following a Change in Control (as defined in the agreement) of Energy Holdings, Mr. Burke shall receive certain compensation, including a one-time lump sum payment equal to the sum of Mr. Burke’s then annual base salary and his annualized target bonus through the remaining term of the agreement; provided that such amount shall not be less than two times the sum of Mr. Burke’s then annual base salary and his annualized target bonus, a payment of any unpaid starting bonus, non-forfeiture of certain outstanding long-term incentive compensation awards, a payment in lieu of forfeited incentive compensation, health care benefits, a tax gross-up payment for certain excise taxes arising from such severance payments, and payment of certain relocation expenses. In addition, if Mr. Burke receives severance payments (except upon a Change in Control) as described above, Mr. Burke has agreed not to compete with Energy Holdings in certain activities for period of one year.

The foregoing summary of Mr. Burke’s employment agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is incorporated by reference as Exhibit 10.2 hereto.

Mr. McCall is employed by Energy Holdings pursuant to an Employment Agreement, dated March 5, 2003. Under the terms of the agreement, Mr. McCall’s base salary is currently $232,000. Mr. McCall is eligible to participate in all of the Company’s employee benefit plans to the extent he is qualified to do so by virtue of his employment. Under the agreement, Mr. McCall is entitled to certain severance benefits in the event he is terminated without cause, including a payment equal to the greater of his annualized base salary and target bonus, or the total amount of base salary and target bonuses he would have received for the remainder of the term of the agreement (which expires on March 5, 2006), a payment in lieu of forfeited incentive compensation, health care benefits and outplacement services. The agreement also provides for compensation and benefits under certain circumstances following a Change in Control (as defined in the agreement) of the Company, including a payment equal to three times his annualized base salary and target bonus, a payment in lieu of foregone and forfeited incentive compensation, health care benefits, a fully paid-up benefit under the terms of the Company’s split dollar life insurance program, financial planning services, physical examination reimbursement, additional retirement compensation and a tax gross-up payment to offset any excise tax which may result from such Change in Control payments. In addition, Mr. McCall has agreed not to compete with Energy Holdings in certain activities during the term of his employment and for a period of one year thereafter.

The foregoing summary of Mr. McCall’s employment agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is incorporated by reference as Exhibit 10.3 hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description

10.1	$1.0 billion Revolving Credit Agreement, dated August 12, 2005, by and among Citibank, N.A., JPMorgan Chase Bank, N.A., Calyon New York Branch, Deutsche Bank AG New York Branch and Wachovia Bank, National Association and certain other lenders party thereto.

10.2	Employment Agreement, dated October 11, 2004, by and between TXU Energy Company LLC and James Burke.

10.3	Employment Agreement, dated March 5, 2003, by and between TXU Gas Company (now known as TXU Gas Company LP) and Mike McCall, as assigned by TXU Gas Company LP to TXU Energy Company LLC on August 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stanley J. Szlauderbach
Name: Title:	Stan J. Szlauderbach Senior Vice President and Controller

TXU US HOLDINGS COMPANY

By:	/s/ Stanley J. Szlauderbach
Name: Title:	Stan J. Szlauderbach Senior Vice President and Controller

TXU ENERGY COMPANY LLC

By:	/s/ Stanley J. Szlauderbach
Name: Title:	Stan J. Szlauderbach Senior Vice President and Controller

TXU ELECTRIC DELIVERY COMPANY

By:	/s/ Stanley J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: August 18, 2005